                                                                     EXHIBIT 2.2





               AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT


         THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of January 23, 2002, by and among Cumulus Media Inc., an Illinois corporation (the "Company"), Aurora Communications, LLC, a Delaware limited liability company ("Aurora"), and the parties listed on Annex A hereto (each, a "Seller" and collectively, the "Sellers").

                                    RECITALS

         WHEREAS, pursuant to the terms of that certain Acquisition Agreement, dated as of November 18, 2001, as amended by that certain Amendment Agreement, dated as of the date hereof, (the "Acquisition Agreement"), by and among the Company, and certain other parties, including the Sellers, who directly or indirectly own all of the membership interests of Aurora, the Company will directly or indirectly acquire from Sellers (the "Acquisition") all of the membership interests of Aurora;

         WHEREAS, in connection with the Acquisition, Buyer agreed to deposit in escrow 770,000 shares (the "Pre-Closing Escrow Shares") of the Company's Class A Common Stock, par value $.01 per share ("Class A Common Stock");

         WHEREAS, pursuant to the Acquisition Agreement, the consideration for the Acquisition is payable in cash and shares of Class A Common Stock (or shares of the Company's Class B Common Stock, par value $0.01 per share ("Class B Common Stock"), which is convertible into shares of Class A Common Stock);

         WHEREAS, pursuant to the Acquisition Agreement, Buyer agreed to grant to Sellers the right to purchase shares of Class A Common Stock and shares of Class B Common Stock pursuant to Common Stock Purchase Warrants, which will be issued as of the Closing Date (the "Warrants");

         WHEREAS, Buyer agreed to provide certain registration rights to Sellers with respect to the Pre-Closing Escrow Shares, the Closing Shares and the Warrant Shares (each as defined below), and, in connection therewith, Buyer and Sellers entered into that certain Registration Rights Agreement, dated as of November 18, 2001 (the "Registration Rights Agreement");

         WHEREAS, the parties hereto desire to amend and restate the Registration Rights Agreement originally entered into on November 18, 2001, in its entirety, in order to give effect to the terms and conditions of the Acquisition Agreement as in effect after giving effect to the Amendment Agreement, dated as of the date hereof; and

         WHEREAS, the Company and the Sellers are entering into this Agreement to set forth the terms and conditions applicable to such registration rights.

         NOW, THEREFORE, in consideration of the mutual agreements contained herein, the Company and Investors agree as follows:

                  1.       Definitions.

         Capitalized terms not otherwise defined herein have the meaning set forth in the Acquisition Agreement. As used in this Agreement, the following terms have the following meanings:

                  "ACQUISITION AGREEMENT" has the meaning set forth in the recitals.

                  "AGREEMENT" has the meaning set forth in the preamble.

                  "BCI" means BancAmerica Capital Investors SBIC I, L.P.

                  "CLASS A COMMON STOCK" has the meaning set forth in the recitals.

                  "CLASS B COMMON STOCK" has the meaning set forth in the recitals.

                  "CLOSING DATE" means the date the Acquisition is consummated.

                  "CLOSING SHARES" means the shares of Class A Common Stock acquired by, or issuable to, Sellers pursuant to Sections 1.2 and 1.3 of the Acquisition Agreement (including shares of Class A Common Stock issued or issuable to Sellers upon conversion of shares of Class B Common Stock acquired by, or issuable to, Sellers pursuant to Section
         1.2 of the Acquisition Agreement).

                  "CLOSING SHARES REGISTRATION PERIOD" has the meaning set forth in Section 3(b).

                  "CLOSING SHARES REGISTRATION STATEMENT" means the Company's "shelf" registration statement on Form S-3 that covers the resale, to be made on a continuous basis, of all of the Closing Shares and the Warrant Shares that constitute Registrable Securities (and may include other securities of the Company held by Other Shareholders), under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                  "COMPANY" has the meaning set forth in the preamble and shall also include the Company's successors.

                  "COMPANY REGISTRATION" has the meaning set forth in Section 5(b)(i).

                  "DEMAND REGISTRATION" has the meaning set forth in Section 5(a)(i).

                  "DEMAND REGISTRATION STATEMENT" means a registration statement filed by the Company with the SEC pursuant to Section 5 hereof, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                  "DEMAND SHARES REGISTRATION PERIOD" has the meaning set forth in Section 5(c).

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor federal statute, and the rules and regulations of the SEC issued under such act, as they each may, from time to time, be amended.

                  "HOLDER(S)" means (i) Aurora, with respect to the Pre-Closing Escrow Shares, (ii) a Seller to whom Closing Shares or Warrant Shares are issued, or issuable to, pursuant to the Acquisition Agreement or Warrants, as the case may be, or (iii) a transferee to whom registration rights granted pursuant to this Agreement are assigned pursuant to Section 9(a) hereof.

                  "INDEMNIFIED PARTY" has the meaning set forth in Section 7(c).

                  "INDEMNIFYING PARTY" has the meaning set forth in Section
         7(c).

                  "OTHER SHAREHOLDERS" means Persons other than Holders, who, by virtue of agreements with the Company or any affiliate of the Company, whether entered into prior to, on, or after the date hereof, are entitled to include securities of the Company in any of the Registration Statements.

                  "PERMITTED INTERRUPTION" has the meaning set forth in Section
         8.

                  "PERSON" means an individual, limited liability company, association, joint stock company, partnership, corporation, trust or unincorporated organization, estate or a government or agency or political subdivision thereof.

                  "PIGGYBACK REGISTRATION" has the meaning set forth in Section 5(b)(i).

                  "PRE-CLOSING ESCROW SHARES" has the meaning set forth in the recitals.

                  "PRE-CLOSING ESCROW SHARES REGISTRATION PERIOD" has the meaning set forth in Section 2(b) hereof.

                  "PRE-CLOSING ESCROW SHARES REGISTRATION STATEMENT" means the Company's "shelf" registration statement on Form S-3 that covers the resale, to be made on a continuous basis, of all of the Pre-Closing Escrow Shares that constitute Registrable Securities, under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                  "PROSPECTUS" means the prospectus included in each respective Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, and by all other amendments and supplements to such prospectus, and in each case including all material incorporated by reference therein.

                  "PUBLIC OFFERING" means the closing of an underwritten public offering of shares of Class A Common Stock, or securities convertible into or exchangeable or exercisable for Class A Common Stock, registered with the SEC under the Securities Act.

                  "REGISTRABLE SECURITIES" means the Pre-Closing Escrow Shares, the Closing Shares and the Warrant Shares, and any shares of Class A Common Stock issued or issuable to any Holder with respect to the Registrable Securities by way of stock dividends or stock splits or in connection with a combination of shares, recapitalization, merger, share exchange, consolidation or similar transaction; provided, however, that any such shares of Class A Common Stock shall cease to be Registrable Securities (i) when they have been sold pursuant to a Registration Statement (except as permitted by the proviso to the last sentence of Section 9(a) hereof), (ii) with respect to any Holder, at such time as the entire amount of such Holder's Registrable Securities may be sold in a single sale, in the opinion of counsel satisfactory to the Company and such Holder, each in their reasonable judgment, without any limitation as to volume pursuant to Rule 144 of the Securities Act (including Rule 144(k)), (iii) have been transferred to someone other than a Holder, or (iv) have ceased to be outstanding.

                  "REGISTRATION EXPENSES" means any and all expenses incident to performance of, or compliance by the Company with this Agreement, including without limitation: (i) all SEC or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses incurred by the Company in connection with compliance with state securities or blue sky laws (including related legal fees and other expenses pertaining thereto), (iii) all expenses of preparing, word processing, duplicating, printing and distributing the Registration Statements, any Prospectus, and any amendments or supplements thereto, (iv) the fees and disbursements of counsel for the Company, (v) the fees and disbursements of the independent public accountants of the Company, including the expenses of any required "cold comfort" letters or special audits, (vi) the reasonable fees and disbursements, not to exceed a total of $75,000 in the case of the Pre-Closing Escrow Shares Registration Statement and the Closing Shares Registration Statement, of not more than one counsel acting on behalf of the holders of the Registrable Securities chosen by the holders of a majority of the Registrable Securities being registered thereunder, and
         (vii) all underwriter fees and disbursements customarily paid by issuers or sellers of securities.

                  "REGISTRATION PERIOD" means the applicable period of time comprising the Pre-Closing Escrow Shares Registration Period, the Closing Shares Registration Period or the Demand Shares Registration Period, as the case may be.

                  "REGISTRATION STATEMENTS" means the Pre-Closing Escrow Shares Registration Statement, the Closing Shares Registration Statement, a Demand Shares Registration Statement and any other registration statement prepared and filed with the SEC pursuant to Section 5 hereof.

                  "REQUESTING HOLDERS" has the meaning set forth in Section
         3(d).

                  "SEC" means the Securities and Exchange Commission.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, or any successor federal statute, and the rules and regulations of the SEC issued under such act, as they each may, from time to time, be amended.

                  "THIRD PARTY REGISTRATION" has the meaning set forth in
         Section 5(b)(i).

                  "WARRANT SHARES" means the shares of Class A Common Stock acquired by the Holders upon exercise of the Warrants (including shares of Class A Common Stock issued or issuable to Holders upon conversion of shares of Class B Common Stock acquired by Holders upon exercise of the Warrant).

                  "WARRANTS" has the meaning set forth in the recitals.

                  2.       Pre-Closing Escrow Shares Registration Statement.

                  (a) The Company shall prepare and file the Pre-Closing Escrow Shares Registration Statement with the SEC, no later than the earlier of the date that is (i) 15 days following the date that the Buyer Proxy Statement is first mailed to the Company's shareholders (which mailing shall occur as promptly as practicable after the Buyer Proxy Statement has been cleared by the
SEC) and (ii) 105 days after the date hereof (or 165 days after the date hereof, in the event that the Company is unable to file the Buyer Proxy Statement with the SEC within 60 days of the date hereof because the applicable financial statements or other information that is required to be included in the Buyer Proxy Statement relating to Aurora or any other significant subsidiary or material acquisition were not in form and substance for filing with the SEC prior to such date). The resale of shares of Registrable Securities pursuant to the Pre-Closing Escrow Shares Registration Statement shall not be underwritten.

                  (b) The Company shall use commercially reasonable efforts to cause the Pre-Closing Escrow Shares Registration Statement to be declared effective by the SEC as promptly as practicable after filing and (subject to Section 6(d) and Section 8) to remain effective until the earliest to occur of
(i) the Closing Date, (ii) the date on which all Registrable Securities included within the Pre-Closing Escrow Shares Registration Statement have been sold, or
(iii) two years from the date the Pre-Closing Escrow Shares are issued (the "Pre-Closing Escrow Shares Registration Period").

                  (c) The Company shall pay all Registration Expenses in connection with the registration pursuant to this Section 2; provided, however, that the Holders shall pay all brokers commissions or similar fees of securities industry professionals and applicable transfer taxes, if any, relating to the sale or disposition of Registrable Securities thereunder.

                  (d) In addition to the Pre-Closing Escrow Shares that constitute Registrable Securities, the Company may include in the Pre-Closing Escrow Shares Registration Statement securities held by Other Shareholders.

                  3.       Closing Shares Registration Statement.

                  (a) The Company shall prepare and file the Closing Shares Registration Statement with the SEC within 15 days following the date that the Buyer Proxy Statement is first mailed to the Company's Shareholders.

                  (b) The Company shall use commercially reasonable efforts to cause the Closing Shares Registration Statement to be declared effective by the SEC as promptly as practicable after filing and (subject to Section 6(d) and Section 8 hereof) to remain effective until the earlier to occur of (i) the date on which all Registrable Securities included within the Closing Shares Registration Statement have been sold (other than in accordance with the proviso to the last sentence of Section 9(a) hereof) or (ii) three years from the date the Closing Shares are issued (the "Closing Shares Registration Period").

                  (c) The Company shall pay all Registration Expenses in connection with the registration pursuant to this Section 3; provided, however, that the Holders shall pay all discounts, commissions or fees of underwriters, selling brokers, dealer managers, sales agents, or similar fees of securities industry professionals, and applicable transfer taxes, if any, relating to the sale or disposition of Registrable Securities thereunder.

                  (d) The resale of shares of Registrable Securities pursuant to the Closing Shares Registration Statement may from time to time (without limitation as to the number of times), upon the written request of the Holders of at least fifty percent (50%) of the Registrable Securities initially issued to BCI and included under the Closing Shares Registration Statement (the "Requesting Holders"), be underwritten. In that event, the underwriters for any such underwritten offering shall be selected by the Company, subject, however, to the approval of the Requesting Holders, which approval shall not be unreasonably withheld. If the managing underwriter for such an underwritten offering advises the Company in writing, with a copy to the Requesting Holders, that, in its opinion, the number of Registrable Securities requested to be included in an underwritten offering exceeds what can be sold in such offering without a material adverse effect on the offering, then the Company will advise the Requesting Holders and will include in such underwritten offering first, all Registrable Securities included under the Closing Shares Registration Statement and proposed to be included in such underwritten offering, pro rata among the Holders thereof on the basis of the number of Registrable Securities proposed to be included in such underwritten offering, and second, such other securities of the Company held by Other Shareholders, and included under the Closing Shares Registration Statement, who have requested that such securities be included in such underwritten offering, pro rata on the basis of the number of shares requested to be included therein, if any, up to the maximum number of Registrable Securities that the managing underwriter advises the Company can be sold in such offering.

                  4.       Intentionally Omitted.

                  5.       Additional Registration Rights of BCI.

                  (a)      Demand Registration Rights of BCI.

                           (i) Right to Demand. Commencing on the date that is 30 months from the date of this Agreement, BCI shall have the right, exercisable by written notice to the Company from time to time thereafter (without limitation as to the number of times), to request that the Company effect the registration under the Securities Act of all or part of BCI's Closing Shares that constitute Registrable Securities (a "Demand Registration"). Upon receipt of any notice, the Company shall use all commercially reasonable efforts to effect all such registrations under the Securities Act (including, without limitation, the execution of an undertaking to file post-effective amendments and appropriate qualifications and approvals under the laws and regulations of any governmental agencies and authorities applicable to the Company, including the relevant blue sky or other state securities laws) of the Registrable Securities that the Company has been requested to register as specified in the demand given pursuant to this Section 5(a)(i) (including, without limitation, an offering on a delayed or continuous basis pursuant to Rule 415 (or any successor rule to similar effect) under the Securities Act), to the extent required to permit the disposition of the Registrable Securities to be so registered.

                           (ii) Selection of Underwriters. The underwriters of any underwritten offering pursuant to a Demand Registration shall be selected by the Company, subject, however, to the approval of BCI, which approval shall not be unreasonably withheld; provided, however, that BCI shall not be required to pursue an underwritten offering upon exercise of the Demand Registration.

                           (iii) Participation in Demand Registrations. If the managing underwriter advises the Company in writing, with a copy to BCI that, in its opinion, the number of Registrable Securities requested to be included in a Demand Registration exceeds what can be sold in such offering without a material adverse effect on the offering, then the Company will advise BCI and will include in such Demand Registration first, all Registrable Securities proposed to be included in the Registration Statement as a result of the exercise of a Demand Registration, pro rata on the basis of the number of shares of such Registrable Securities proposed to be included in such Registration Statement, second, such other securities of the Company held by Other Shareholders who have requested that such securities be included in the Registration Statement, pro rata on the basis of the number of shares requested to be included therein, if any, up to the maximum number of Registrable Securities requested to be included in such Demand Registration which the managing underwriter advises the Company can be sold in such offering. If BCI disapproves of the number of reduced Registrable Securities that can be included on behalf of BCI, it may elect to withdraw therefrom by written notice to the Company, the underwriter and any other Holders of Registrable Securities to be included in the Demand Registration.

                           (iv) Additional Demand Registrations. If the Company effects the registration of less than all of the Registrable Securities requested to be included in a Demand Registration under Subsection 5(a)(i) solely as a result of the operation of Subsection 5(a)(iii), BCI may at any time request an additional Demand Registration with respect to such Registrable Securities (which Demand shall not count as the second or third right to a Demand Registration contemplated in Section 5(a)(i)), provided that at least six (6) months have elapsed since the effective date of the most recent Demand

         Registration. Any such Demand Registration shall be requested and effected in the manner and subject to the procedures that applied with respect to the Demand Registration which was the subject of the cutback in Subsection 5(a)(iii).

                           (v) Effective Registration Statement. Before filing a Registration Statement or any amendments or supplements thereto, the Company will (i) furnish to the holders of Registrable Securities which are to be included in such registration, copies of all such documents proposed to be filed, which documents will be subject to the review of the holders and their counsel (which review shall be conducted at the Company's expense except that in no event shall the Company be required to pay the expenses of more than one counsel for the holders of Registrable Securities), and (ii) give the holders of the Registrable Securities to be included in such Registration Statement and their representatives, at the Company's expense (except that in no event shall the Company be required to pay the expenses of more than one counsel for the holders of Registrable Securities), the opportunity to conduct a reasonable investigation of the records and the business of the Company and to participate in the preparation of any such Registration Statement or any amendments or supplements thereto. With respect to any registrations requested pursuant to Sections 5(a)(i) or 5(a)(iv), the Company may include in such registration any other equity securities of the Company. A Demand Registration pursuant to this Section 5(a) shall not be deemed to have been effected (i) unless a Registration Statement with respect thereto has become effective and the sale of Registrable Securities contemplated thereby (if underwritten) has been consummated (unless not consummated for any reason not due to any action or failure to act by the Company or because of a material adverse change with respect to the Company), or (ii) if after it has become effective, such Demand Registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason.

                  (b)      Piggyback Registration Rights.

                           (i) Right to Piggyback. If the Company at any time proposes to register any securities under the Securities Act (other than the Pre-Closing Escrow Shares Registration Statement, the Closing Shares Registration Statement or the Warrant Shares Registration Statement, or registrations on Form S-4 or S-8 or the equivalent thereof) with respect to a Public Offering (whether for its own account or for the account of other security holders) and the form of Registration Statement to be used may be used for the registration of Registrable Securities held by the Holders, the Company will give prompt written notice to Holders of its intent to do so and the proposed method of distribution, which notice shall state whether such registration has been initiated by the Company (a "Company Registration") or by another Person (a "Third-Party Registration"). Within thirty (30) days after receipt of such notice, any Holder may by written notice to the Company request the registration by the Company under the Securities Act of Registrable Securities not otherwise registered pursuant to a Registration Statement in connection with such proposed registration of securities by the Company under the Securities Act (a "Piggyback Registration"). Such written notice to the Company shall specify the Registrable Securities intended to be disposed of by such Holder. Upon receipt of such request, the Company will use all commercially reasonable efforts to register under the

         Securities Act all Registrable Securities which the Company had been so requested to register, to the extent requisite to permit the disposition of the Registrable Securities so to be registered in accordance with the proposed method of distribution; provided, however, that if at any time after giving notice of its intent to register securities and before the effective date of the Registration Statement filed in connection with such Piggyback Registration, the Company determines for any reason not to register or to delay registration of such securities, the Company may, at its election, give notice of such determination to the Holders of Registrable Securities requesting such registrations, and, thereupon, (x) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Registrable Securities in connection with the Piggyback Registration, without prejudice, however, to the rights of any holder(s) of Registrable Securities entitled to do so to request that such registration be effected as a Demand Registration under Section 5(a) hereof, and (y) in the case of a determination to delay registering, the Company may delay registering any Registrable Securities for the same period as the delay in registering such other securities. No registration effected under this Section 5(b) shall relieve the Company of its obligation to effect any Demand Registration upon request under Section 5(a) hereof.

                           (ii) Selection of Underwriters. The underwriters, if any, of any offering pursuant to a Piggyback Registration shall be one or more nationally-recognized investment banking firms selected by the Company.

                           (iii) Participation in Piggyback Registrations. If the managing underwriter informs the Company in writing of its judgment that including the Registrable Securities in the Piggyback Registration creates a substantial risk that the proceeds or price per unit to be received from such offering might be reduced or that the number of Registrable Securities to be registered is too large to be reasonably sold, then the Company will include in such Piggyback Registration, to the extent of the number which the Company is so advised can be sold in such offering: first, all securities proposed by the Company to be sold for its own account; second, such other securities (if any) proposed to be included as a result of the exercise of demand registration rights by the holders thereof; third, such Registrable Securities requested by the holders thereof to be included in such Piggyback Registration, pro rata on the basis of the number of shares of such Registrable Securities requested to be included in such Registration Statement; and fourth, such other securities requested to be included therein pro rata on the basis of the number of shares of such other securities requested to be included in the Registration Statement.

                           (iv) Termination of Piggyback Rights. The piggyback registration rights provided to the Holders under this
         Section 5(b) shall terminate as to any Holder at such time as such Holder is permitted to dispose of all of its Registrable Securities in any six (6) month period under Rule 144 of the Securities Act (including Rule 144(k)).

                  (c) Registration Period. The Company shall use commercially reasonable efforts to cause any Registration Statement filed pursuant to Section 5(a) to be declared effective by the SEC as promptly as practicable after filing and (subject to Sections 6(d) and 8 hereof) to remain effective until the earlier of (1) such time as all securities registered thereunder have been disposed of in accordance with the intended methods of disposition by the sellers thereof as set forth in such Registration Statement and (2) the expiration of one year from the date such Registration Statement first becomes effective (exclusive of any period during which the holders of Registrable Securities are prohibited or impaired from disposition of Registrable Securities by reason of the occurrence of a Permitted Interruption), at which time the Company shall have the right to deregister any of such securities that remain unsold (the "Demand Shares Registration Period").

                  (d) Registration Expenses. The Company shall pay all Registration Expenses in connection with the registration of Registrable Securities pursuant to this Section 5, but excluding discounts, commissions or fees of underwriters, selling brokers, dealer managers, sales agents or similar securities industry professionals relating to the distribution of Registrable Securities and applicable transfer taxes, if any, which shall be borne by the sellers of Registrable Securities being registered.

                  6.       Registration Procedures.

                  (a) In connection with the obligations of the Company with respect to the Registration Statements, the Company shall:

                           (i)      prepare and file with the SEC the
         Registration Statements under the Securities Act, the form of which (x) shall be selected by the Company and (y) shall be available for the resale of the Registrable Securities by the selling Holders thereof and
         (z) shall comply as to form with the requirements of the applicable form; provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, other than deemed amendments resulting from filing documents that are incorporated by reference, the Company will furnish to one counsel for the holders of the Registrable Securities covered by such Registration Statement, chosen by the holders of a majority of the Registrable Securities covered by such Registration Statement, copies of all such documents proposed to be filed, and will provide such counsel a reasonable period of time to review and comment on such documents. The Company will not file any such Registration Statement or amendment thereto or any Prospectus or any supplement thereto to which the holders of a majority of the Registrable Securities covered by such Registration Statement shall reasonably object on a timely basis;

                           (ii)     prepare and file with the SEC such
         amendments and post-effective amendments to the Registration Statements as may be necessary to keep the Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement for the applicable Registration Period and cause each Prospectus to be supplemented by any required prospectus supplement and cause any supplement to be filed pursuant to Rule 424 under the Securities Act;

                           (iii) furnish to each Holder of Registrable Securities, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any supplement thereto and such other documents as such Holder may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities; and the

         Company consents to the use of such Prospectus and any amendment or supplement thereto in accordance with applicable law and the terms hereof by each of the selling Holders of Registrable Securities in connection with the offering and sale of the Registrable Securities in accordance with the plan and manner of distribution as described in the Prospectus;

                           (iv)     use its commercially reasonable efforts to
         (x) register or qualify the Registrable Securities under all applicable state securities or "blue sky" laws of such jurisdictions as any selling Holder of Registrable Securities shall reasonably request in writing, (y) keep such registration or qualification in effect for the applicable Registration Period, and (z) do any and all other acts and things that may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 6(a)(iv), (ii) file any general consent to service of process or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject;

                           (v) promptly notify each Holder of Registrable Securities and, if requested by any such Holder, confirm such advice in writing (i) when each Registration Statement has become effective and when any post-effective amendment thereto has been filed and becomes effective, (ii) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement and its respective Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, or of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, and in any such case, the Company shall make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement and provide immediate notice to each Holder of the withdrawal of any such order;

                           (vi) upon request, furnish to each Holder, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto);

                           (vii) cooperate with the selling Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities sold and not bearing any restrictive legends and enable such Registrable Securities to be in such denominations and registered in such names as the selling Holders may reasonably request at least three business days prior to the delivery of any Registrable Securities sold under the Registration Statements;

                           (viii) upon the occurrence of any event during the Pre-Closing Escrow Shares Registration Period, the Closing Shares Registration Period, the Warrant Shares Registration Period or the Demand Shares Registration Period, as the case may be, that makes any statement made in the respective Registration Statement or the related Prospectus untrue in any material respect or that requires the making of any changes in the respective Registration Statement, Prospectus so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, the Company shall immediately notify each selling Holder and use its commercially reasonable efforts to prepare and file with the SEC a supplement or post-effective amendment to the respective Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                           (ix) make available for inspection by one representative designated by the Holders and their counsel, at reasonable times and in a reasonable manner, all financial and other records, pertinent documents and properties of the Company, and cause the respective officers, directors and employees of the Company and its independent public accountants to supply all information reasonably requested by any such representative as shall be necessary to conduct a reasonable investigation within the meaning of the Securities Act; provided, that, for the purpose of such investigation, such Holders have entered into a confidentiality agreement in a form satisfactory to the Company;

                           (x) if reasonably requested by any Holder covered by a Registration Statement, promptly incorporate in a Prospectus supplement such information with respect to such Holder as such Holder reasonably requests to be included therein;

                           (xi) provide and cause to be maintained a transfer agent and registrar (which, in each case, may be the Company) for all Registrable Securities covered by a Registration Statement from and after a date not later than the effective date of such Registration Statement;

                           (xii) use its reasonable best efforts to list all Registrable Securities covered by such Registration Statement on the Nasdaq Stock Market or other securities exchange on which Registrable Securities of the same class covered by such Registration Statement are then listed; and

                           (xiii) in connection with any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering.

                  (b) The Company may require each seller of Registrable Securities as to which any registration is being effected to promptly furnish the Company such information regarding such seller and the distribution of such securities (which, in the case of a non-underwritten offering may include sales under Rule 144 under the Securities Act), and make such representations, as the Company may from time to time reasonably request in writing. Each

Holder authorizes the Company to include such information (without independently verifying the accuracy or completeness thereof) in the applicable Registration Statement and/or other documents prepared or filed in connection therewith or in connection with sales of Registrable Securities thereunder. Each Holder agrees to promptly notify the Company of any inaccuracies or changes in the information provided to the Company that may occur subsequent to the date hereof at any time while a Registration Statement including shares owned by such Holder remains effective. Each Holder agrees to distribute Registrable Securities only in the manner described in the applicable Registration Statement.

                  (c)      Each Holder agrees to, as expeditiously as possible,
(i) notify the Company of the occurrence of any event that makes any statement made in either Registration Statement or Prospectus regarding such Holder untrue in any material respect or that requires the making of any changes in either Registration Statement or Prospectus regarding such Holder so that, in such regard, (A) in the case of a Registration Statement, it will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and
(B) in the case of a Prospectus, it will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and (ii) provide the Company with such information as may be required to enable the Company to prepare a supplement or post-effective amendment to the applicable Registration Statement or a supplement to such Prospectus.

                  (d) Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 6(a)(viii) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statements until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(a)(viii) hereof, and, if so directed by the Company, such Holder will deliver to the Company all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. Each Holder agrees that in the event it receives any notice from the Company under Section 6(a)(viii), it will not disclose such fact to any Person.

                  7.       Indemnification and Contribution.

                  (a) The Company agrees to indemnify and hold harmless each Holder whose Registrable Securities are included in a Registration Statement and each Person, if any, who controls such Holder within the meaning of the Securities Act, and their respective directors, officers, employees, partners, members and agents from and against all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by such Holder or any such director, officer, employee, partner, member, agent or controlling Person in connection with defending or investigating any such action or claim and any claim for indemnity hereunder)
(x) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the respective Registration Statement (or any amendment thereto) pursuant to which Registrable Securities were registered under the Securities Act, including any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, and all documents incorporated therein by reference, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (y) a violation by the Company of any rule or regulation promulgated pursuant to any federal or state or common law rule, including, without limitation, the Securities Act, applicable to the Company and relating to any action or inaction required of the Company in connection with such registration, qualification or compliance, and the Company will reimburse each such indemnified person for expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided that (i) the Company shall not be liable in any such case for any losses, claims, damages, liabilities (or actions or proceedings in respect thereof) or expenses which arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made by the Company in such Registration Statement in reliance upon and in strict conformity with information furnished to the Company by such Person through an instrument duly executed by such Person specifically stating that it is for use in the preparation thereof; and (ii) with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary Prospectus, or Prospectus, the indemnity agreement contained in this Section 7(a) will not inure to the benefit of any Person to the extent that any such losses, claims, damages or liabilities of such Person result from the fact that there was not sent or given to any Person who purchased Registrable Securities, at or prior to the written confirmation of the sale of Registrable Securities to such Person, a copy of the Prospectus, as then amended or supplemented (exclusive of material incorporated by reference), if the Company had previously furnished copies thereof to such Person. This indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party, and shall survive the transfer of such Registrable Securities by the seller thereof.

                  (b) Each Holder of Registrable Securities included in a Registration Statement agrees, severally and not jointly, to indemnify and hold harmless the Company and its directors, officers, employees, agents and affiliates and each Person, if any, who controls the Company within the meaning of the Securities Act to the same extent as the foregoing indemnity from the Company, but only with respect to information furnished to the Company by such Holder through an instrument duly executed by such Holder specifically stating that it is for use in the preparation of such Registration Statement; provided that, with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary Prospectus, or Prospectus, the indemnity agreement contained in this Section 7(b) will not inure to the benefit of any such Person to the extent that any such losses, claims, damages or liabilities of such Person result from the fact that there was not sent or given to any Person who purchased Registrable Securities, at or prior to the written confirmation of the sale of Registrable Securities to such Person, a copy of the Prospectus, as then amended or supplemented (exclusive of material incorporated by reference), if the Company or Holder had previously furnished copies thereof to such Person. The prospective seller's obligation to indemnify will be several, not joint and several, among such sellers and the liability of each such seller of Registrable Securities shall be in proportion to the net amount received by such seller from the sale of Registrable Securities pursuant to such Registration Statement. Notwithstanding the foregoing, the liability of any such seller shall not exceed an amount equal to the net proceeds realized by each such seller from the sale of Registrable Securities pursuant to such Registration Statement. This indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company, its directors, officers or controlling Persons, and shall survive the transfer of such Registrable Securities by the seller thereof.

                  (c) In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to either paragraph (a) or paragraph (b) above, such Person (the "indemnified party") shall promptly notify the Person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (a) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each Person, if any, who controls the Company within the meaning of the Securities Act and (b) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Holders and all Persons, if any, who control any Holders within the meaning of the Securities Act, and that all such fees and expenses shall be reimbursed as they are incurred. In such case involving the Holders and such Persons who control Holders, such firm shall be designated in writing by the Holders of a majority of the Registrable Securities included in the registration then outstanding. In all other cases, such firm shall be designated by the Company.

         After notice from the indemnifying party to such indemnified party of its election to assume the defense, the indemnifying party shall not be liable for any settlement of any proceeding effected without its prior written consent (which consent shall not be unreasonably withheld) or for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof (unless allowed under the prior paragraph). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which such indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding; provided that such unconditional release may be subject to a parallel release of a claimant or plaintiff by such indemnified party from all liability in respect of claims or counterclaims asserted by such indemnified party, and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any indemnified party; provided, further, that, as to each indemnified party withholding such consent, the maximum amount of the losses, damages or liabilities in respect of which such indemnified party may seek indemnification hereunder with respect to such claim is limited to the amount that the indemnifying party would have paid to or on behalf of such indemnified party had such indemnified party consented to such settlement.

                  (d) If the indemnification provided for in paragraph (a) or paragraph (b) of this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the Holders shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Holders, the interests of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (e) The Company and each Holder agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions herein, a Holder shall not be required to contribute any amount in excess of the amount by which the net proceeds received by the Holder from the sale of the Registrable Securities pursuant to the Registration Statement exceeds the amount of any damage which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of fraudulent misrepresentation.

         The indemnity and contribution provisions contained in this Section 7 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Holder or any Person controlling any Holder, or by or on behalf of the Company, its officers or directors or any Person controlling the Company, and
(iii) any sale of Registrable Securities pursuant to a Registration Statement.

                  8. Permitted Interruption. Notwithstanding any provision of this Agreement or the Acquisition Agreement, the Company may postpone for up to six months the filing of or the effectiveness of any Registration Statement, any amendment or post-effective amendment thereto or Prospectus supplement, or otherwise facilitating the resale of Registrable Securities, and the Company shall be free to take or omit to take any other action that would result in the impracticality of any such filing, supplement or amendment, (x) if the Company's Board of Directors, in its good faith judgment, determines that such filing, supplement or amendment would reasonably be expected to have an adverse effect on any proposal or plan by the Company or any of its subsidiaries to engage in any acquisition of assets (other than in the ordinary course) or any merger, consolidation, tender offer or similar transaction or (y) the Company's Board of Directors, in its good faith judgment, determines that the filing, supplement or amendment will adversely interfere with other Company events or would require disclosure of material nonpublic information relating to the Company which, in the reasonable opinion of the Board of Directors of the Company, should not be disclosed (such event described in this Section 8 during which the Company is not required to make such filing, amendment or supplement is herein referred to as a "PERMITTED INTERRUPTION"); provided, that the Company may postpone the filing or effectiveness of any Registration Statement pursuant hereto not more than once during any twelve consecutive month period. If a Permitted Interruption affects a Registration Statement during the period such Registration Statement remains effective, the Company agrees to notify each of the Holders so affected by a Permitted Interruption as promptly as practicable upon each of the commencement and the termination of each Permitted Interruption. The Company shall not be required in the notice of a Permitted Interruption to disclose the cause for such Permitted Interruption, and each Holder agrees that it will not disclose receipt of a notice of Permitted Interruption to any Person. Each Holder agrees that, upon receipt of any notice from the Company, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement until such Holder's receipt of the Company's notice as to the termination of the Permitted Interruption. In the event of a Permitted Interruption, the duration of the applicable period in which a Registration Statement is to remain effective shall be extended by the number of days of such period. The Company shall reimburse each holder of Registrable Securities for all costs and expenses reasonably incurred by such Holder in connection with the postponement or withdrawal of such a filing.

                  9.       Miscellaneous.

                  (a) Limitation on Assignment of Registration Rights. This Agreement is personal to the parties hereto and not assignable and may not be enforced by any subsequent Holder of securities of the Company; provided, however, that upon execution and delivery to the Company of a commitment to be bound by the terms of this Agreement, this Agreement may be assigned to, and may be enforced by, a transferee of Registrable Securities, which transferee shall thereupon have all of the rights and obligations of its transferor hereunder. No transfer of registration rights under this Agreement shall be permitted if immediately following such transfer the disposition of such Registrable Securities by the transferee is not restricted under the Securities Act; provided, that if BCI transfers Registrable Securities representing 5% or more of the outstanding Class A Common Stock of the Company and such transferee executes and delivers the commitment described in the preceding sentence, such transferee shall be entitled to enforce the rights initially granted to BCI in respect of such Registrable Securities on a pro rata basis based on the amount of Registrable Securities so transferred.

                  (b) No Inconsistent Agreements. The Company has not entered into, and on or after the date of this Agreement will not enter into, any agreement that is inconsistent with the rights granted to the Holders pursuant to this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's other issued and outstanding securities under any such agreements. The granting by the Company of registration rights to a third party shall not be deemed to be inconsistent or conflict with the rights of BCI granted hereunder as long as the provisions of Section 5 hereof are complied with at all times during which the registration rights provided to BCI under Section 5 are in effect and have not been terminated in accordance with Section 5 hereof.

                  (c) Amendments and Waivers. This Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority of the Registrable Securities then outstanding affected by such amendment, modification, supplement, waiver or consent; provided, however, that no amendment, modification, supplement, waiver or consents to any departure from the provisions of Section 7 hereof shall be effective as against any Holder unless consented to in writing by such Holder.

                  (d) Notices. All notices, requests and demands to or upon the respective parties hereto to be effective must be in writing and, unless otherwise expressly provided herein, are deemed to have been duly given or made when delivered by hand or by courier, or by certified mail, or, when transmitted by facsimile and a confirmation of transmission printed by sender's facsimile machine. A copy of any notice given by facsimile also must be mailed, postage prepaid, to the addressee. Notices to the respective parties hereto must be addressed as follows:


                  If to a Holder:          to such address listed on Annex A

                  If to the Company:       Cumulus Media Inc.
                                           3535 Piedmont Road
                                           Building 14, 14th Floor
                                           Atlanta, Georgia  30305
                                           Attention:  Lewis W. Dickey, Jr.
                                           Telephone:  (404) 949-0700
                                           Telecopier: (404) 443-0742

                                           With a copy to:

                                           Jones, Day, Reavis & Pogue
                                           3500 SunTrust Plaza
                                           303 Peachtree Street, NE
                                           Atlanta, Georgia 30308-3242
                                           Attention:  John E. Zamer
                                           Telephone:  (404) 581-8266
                                           Telecopier: (404) 581-8330

         Any party may alter the address to which communications or copies are to be sent by giving notice of the change of address under this Section.

                  (e) Successors and Assigns. This Agreement binds and inures to the benefit of the Holders and the Company and its successors.

                  (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (h) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

                  (i) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                  (j) Specific Performance. The parties hereto acknowledge that there may be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement, in any court of the United States or any state thereof having jurisdiction.

                  (k) Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes the Registration Rights Agreement originally entered into on November 18, 2001. The parties expressly acknowledge and agree that the parties have no further rights, claims, duties or obligations pursuant thereto.





                          [SIGNATURES ON THE NEXT PAGE]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                   CUMULUS MEDIA INC.


                                   By: /s/ Lewis W. Dickey, Jr.
                                      -----------------------------------------
                                        Lewis W. Dickey, Jr. Chairman and CEO



                                   AURORA COMMUNICATIONS, LLC


                                   By: AURORA MANAGEMENT, INC., as sole manager

                                   By: /s/ Frank D. Osborn
                                      -----------------------------------------
                                       Name: Frank D. Osborn
                                       Title:
                                             ----------------------------------

                                   Address: 3 Stanford Landing
                                            46 Southfield Avenue, Suite 210
                                            Stamford, CT 06902
                                            Attn: Frank D. Osborn


                                   BANCAMERICA CAPITAL INVESTORS SBIC I, L.P.

                                   By:     BANCAMERICA CAPITAL
                                           MANAGEMENT SBIC I, LLC, its
                                           general partner

                                   By:     BANCAMERICA CAPITAL
                                           MANAGEMENT I, L.P., its sole member

                                   By:     BACM I GP, LLC, its general partner



                                   By: /s/ Robert H. Sheridan III
                                      -----------------------------------------
                                       Name:  Robert H. Sheridan III
                                       Title: Managing Director

                                   Address:  Bank of America Corporate Center
                                             25th Floor
                                             100 North Tryon Street
                                             Charlotte, NC  28255-0001



                                   /s/ Frank D. Osborn
                                   --------------------------------------
                                   FRANK D. OSBORN

                                   Address: 64 Hemlock Hill Road
                                            New Canaan, CT 06840


                                   /s/ Frank G. Washington
                                   ---------------------------------------
                                   FRANK G. WASHINGTON


                                   Address: 601 University Avenue
                                            Sacramento, CA 95825



                                   ALLIED CAPITAL CORPORATION


                                   By: /s/ Thomas H. Westbrook
                                      -----------------------------------------
                                       Name: Thomas H. Westbrook
                                       Title: Managing Director

                                   Address:  1919 Pennsylvania Avenue NW
                                             Washington, D.C. 20006-3434
                                             Attn: Thomas H. Westbrook



                                   ALLIED INVESTMENT CORPORATION


                                   By: /s/ Thomas H. Westbrook
                                      -----------------------------------------
                                       Name: Thomas H. Westbrook
                                       Title: Managing Director

                                   Address: 1919 Pennsylvania Avenue NW
                                            Washington, D.C. 20006-3434
                                            Attn: Thomas H. Westbrook

                                   ALLISON WAITE OSBORN
                                   CAROLINE LADNER OSBORN
                                   ELIZABETH ANDREW OSBORN
                                   FRANK WILLIAM OSBORN
                                   KATHERINE NELSON OSBORN

                                   /s/ Frank D. Osborn
                                   ---------------------------------------
                                   By:  Frank D. Osborn, as Attorney-in-Fact

                                   Address: 64 Hemlock Hill Road
                                            New Canaan, CT 06840


                                   /s/ Vincent M. Cremona
                                   --------------------------------------
                                   VINCENT M. CREMONA

                                   Address: Two Lafayette Square
                                            350 Fairfield Avenue
                                            Bridgeport, CT 06604



                                   HELLER FINANCIAL, INC.


                                   By: /s/ David J. Allen
                                      -----------------------------------------
                                       Name: David J. Allen
                                       Title: Vice President



                                   Address: 500 West Monroe Street
                                            Chicago, IL 60661
                                            Attn: David Allen

                                   UNIONBANCAL VENTURE CORPORATION


                                   By: /s/ J. Kevin Sampson   /s/ David Bonrouhi
                                      ------------------------------------------
                                      Name: J. Kevin Sampson      David Bonrouhi
                                            ------------------------------------
                                      Title: Vice President       Vice President
                                             -----------------------------------

                                   Address: Private Capital Group
                                            445 South Figueroa Street,
                                            16th Floor
                                            Los Angeles, CA 90071
                                            Attn: J. Kevin Sampson




                                   AURORA MANAGEMENT GROUP, LLC


                                   By: /s Frank D. Osborn
                                      ------------------------------------------
                                       Name: Frank D. Osborn
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                   Address: 3 Stamford Landing
                                            46 Southfield Avenue, Suite 210
                                            Stamford, CT 06902
                                            Attn: Frank D. Osborn

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                                                                         ANNEX A


                                     SELLERS

Frank D. Osborn

Josephine Nelson Osborn, as custodian for Katherine Nelson under the CTUGMA

Josephine Nelson Osborn, as custodian for Frank William Osborn under the CTUGMA

Josephine Nelson Osborn, as custodian for Caroline Ladner Osborn under the CTUGMA

Josephine Nelson Osborn, as custodian for Allison Waite Osborn under the CTUGMA

Elizabeth Andrew Osborn

Heller Financial, Inc.

UnionBanCal Venture Corporation

Frank G. Washington

Vincent M. Cremona

Michael F. Mangan

BancAmerica Capital Investors SBIC I L.P.

Allied Capital Corporation

Allied Investment Corporation


                                            A-1